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Exhibit 10.2

Lease covering premises located
at the intersection of Nacogdoches
Road and El Charro Street,
San Antonio, Texas

OFFICE LEASE

PARTIES

        THIS INDENTURE OF LEASE, dated as of February 1, 2002, by and between OTR, an Ohio general partnership, as nominee for the Board of the State Teachers Retirement System of Ohio, with offices at 275 East Broad Street, Columbus Ohio 43215 (hereinafter called "Landlord"), and ADS ALLIANCE DATA SYSTEMS, INC., a Delaware corporation, with offices at 17655 Waterview Parkway, Dallas, Texas 75252 (hereinafter called "Tenant"). Attached to this lease and hereby made a part hereof are the following:

RENT RIDER

        RENT RIDER—a statement of the rent which is to be paid by Tenant hereunder together with provisions pertaining to the payment of rent.

EXHIBITS

        EXHIBIT A—a metes and bounds description of the demised land, as hereinafter defined.

        EXHIBIT B—a plat of the demised premises showing the location of the parking areas, buildings and improvements to be constructed thereon (including those areas designated as future expansion areas of such buildings and improvements).

        EXHIBIT C—a list of all contracts, leases, tenancies, agreements, restrictions, violations, mortgages and other liens, encumbrances and defects in title of every nature whatsoever affecting, as of the date of the execution of this lease by Landlord, the demised premises or the rights, easements and privileges granted Tenant in this lease with respect to the demised premises.

DEFINITIONS

        The following terms for purposes of this lease shall have the meanings hereinafter specified:

        The term "building" shall mean the building existing on the demised land.

        The term "demised land" shall mean the tract of land described on Exhibit A hereto and shown on Exhibit B hereto.

        The term "demised premises" shall mean the demised land together with the building and improvements at any time thereon and the rights, easements and privileges herein granted and/or thereunto belonging or in anywise appertaining.

        The term "mortgage" shall mean any mortgage or contract for deed or deed of trust or other instrument in the nature thereof evidencing a security interest in the demised premises or any part thereof.

        The term "Unavoidable, Delays" shall have the meaning as defined in the article of this lease, captioned "UNAVOIDABLE DELAYS".

PREMISES

        Landlord hereby demises and leases unto Tenant, and Tenant hereby leases from Landlord, for the consideration and upon the terms and conditions herein set forth, the demised premises as herein defined.

TERM

        TO HAVE AND TO HOLD the demised premise, together with all and singular the improvements, appurtenances, rights, privileges and easements thereunto belonging or in anywise appertaining, unto Tenant for a term commencing on February 1, 2002 and continuing thereafter to and including October 31, 2007.

RENT

        Tenant shall pay Landlord without demand, offset, deduction or abatement, except as may be specifically provided for in this lease, the rent provided for in the Rent Rider attached to and forming part of this lease in accordance with the provisions thereof.

COVENANT OF TITLE, AUTHORITY AND QUIT POSSESSION

        Landlord represents and warrants to Tenant that (i) it has full right and lawful authority to enter into this lease for the full term hereof and to perform all of its obligations hereunder, and (ii) it has good and marketable title to the demised premises, in fee simple, free and clear of all contracts, leases, tenancies, agreements, easements, restrictions, violations, mortgages and other liens, encumbrances or defects of every nature whatsoever affecting the demised premises, or the rights, easements and privileges granted in this lease with respect to the demised premises, except for the matters, if any, specifically set forth on Exhibit C hereto and other matters specifically provided for in this lease.

        Landlord covenants that this lease is not, and shall not be, subject or subordinate to any mortgage placed or to be placed on the demised premises by Landlord except for such subordination as may be accomplished in accordance with the provisions of the article of this lease, captioned "SUBORDINATION."

        Landlord covenants that if Tenant shall discharge the obligations herein set forth to be performed by Tenant, Tenant shall have and enjoy, during the term hereof, and all extensions herein provided, the quiet and undisturbed possession of the, demised premises and all appurtenances appertaining thereto, together with the right to use the demised premises as in this lease contemplated, subject to the, provisions of the articles of this lease, captioned "DAMAGE CLAUSE" and "CONDEMNATION", and subject to the exceptions to title listed in Exhibit C (the "Title Exceptions").

        Landlord further represents and warrants that (i) the demised premises are zoned in conformity with applicable laws in a manner permitting the existence on the demised premises of the building, (ii) the building and all parking areas do not violate any law, ordinance, order, rule or regulation of any governmental authority, including the United States, the State in which the demised premises are located and any subdivision thereof, and any agency, department, commission, board, bureau or instrumentality of any of them or any local authority which exercises jurisdiction over the demised premises or construction thereon, and (iii) Tenant will not be disturbed in its use or occupancy of said building, or its use and enjoyment of the demised land, subject, however, to the provisions of the articles of this lease, captioned "DAMAGE CLAUSE" and "CONDEMNATION", and subject to the Title Exceptions. Whenever in this paragraph reference is made to the building existing on the demised premises, said reference shall be deemed to include those improvements described in the article of this lease, captioned "FUTURE EXPANSION".

USE OF PREMISES

        The demised premises shall not be used for any unlawful purpose during the term of this lease.

SUBLETTING AND ASSIGNING

        Tenant shall have the right at any time during the term hereof to assign this lease or sublease the demised premises or any part thereof, but if Tenant does so, Tenant shall remain liable and responsible under this lease.

CONTINUED POSSESSION OF TENANT

        If Tenant continues to occupy the demised premises after the last day of any extension of the term hereof or after the last day of the term hereof if this lease is not extended, and Landlord elects to accept rent thereafter, a monthly tenancy terminable, by either party on not less than one month's notice shall be created, which shall be upon the same terms and conditions, including rent, as those herein specified.

FIXTURES

        Tenant may, at any time during the continuance of the term of this lease, remove from the demised premises all shelving, fixtures and other equipment which Tenant may have installed at its own expense in said premises or otherwise acquired. Tenant agrees to repair any damage which may be done to the demised premises resulting from the removal of said fixtures and equipment, but such obligation shall not extend to painting or redecorating the demised premises.

UTILITIES

        Tenant shall pay all charges for all utilities, gas, fuel, electricity and water used on the demised premises during the term of this lease.

        Landlord will furnish and install all utility, lines and sewers required by law to service the demised premises, it being understood and agreed by the parties hereto that when Landlord shall have furnished and installed the same, Tenant shall thereafter maintain the same dining the term of this lease. Landlord shall have the right upon reasonable notice to Tenant to cut off and discontinue any utility service to the demised premises for the purpose of effecting repairs to utility facilities or in the case of an emergency, and no such action by Landlord or any interruption of utility service shall be deemed an eviction or disturbance of possession of Tenant. Nothing contained in this paragraph shall be deemed to modify Tenant's repair obligations as otherwise provided for in this lease.

ORDINANCES

        Tenant shall comply with all federal, state, county and municipal laws and ordinances and all rules, regulations and orders of any duly constituted authority, present or future, which affect the carrying on of Tenant's business, and/or the demised premises.

        If, however, the Tenant, in good faith, shall desire to contest any laws, rules, orders, ordinances, or regulations of the federal, state, city or other duly constituted authorities having jurisdiction over the demised premises respecting the construction of buildings and, improvements on, the use and occupancy of, or the making of repairs to or alterations or changes in, the demised premises (including the expansion of the demised premises as hereinafter provided), Tenant shall notify Landlord in writing of Tenant's intention to contest same, and it shall not be required to make such repairs, alterations or changes, so long as it shall, in good faith, at its own expense, contest the same or the validity thereof by appropriate proceedings, and pending any such proceedings the Landlord shall not have the right to comply with any such laws, rules, orders., ordinances and regulations so contested, and any such delay of the Tenant in complying with any such laws, rules, orders, ordinances and regulations until final determination of such disputed matter shall not be deemed a default in the conditions of this lease. Landlord agrees to cooperate with Tenant in contesting any such laws, rules, orders, ordinances or regulations which Tenant shall, in good faith, desire to contest, and further agrees to execute such instruments, and give Tenant such assistance in connection with such contest as shall be necessary, reasonable and proper.

REPAIRS

        Tenant shall be responsible for and keep all parts of the demised premises and the appurtenances thereto in good, safe, tenantable condition, slightly in appearance, and in good order and repair.

        This article shall not abrogate Landlord's responsibilities for repairs to all portions of the demised premises where the need for such repairs is attributable to Landlord's act, acts and/or negligence or when such repairs are expressly made the responsibility of Landlord under another article of this lease, including, without limiting the generality of the foregoing, the articles hereof, captioned "DAMAGE CLAUSE" and "CONDEMNATION".

        Landlord shall in no event be required to make any repairs, replacements or corrections which are necessitated by (i) ordinary wear and tear to the applicable improvements, (ii) abuse or faulty maintenance by Tenant, its agents or employees or (iii) acts of the Tenant, its agents or employees. Landlord shall not be liable for any damage to the building or Tenant's fixtures, installations or improvements which occur ten (10) days after the date Tenant has actual knowledge of a breach by Landlord of an obligation to repair hereunder but before the date Tenant gives written notice to Landlord setting forth such breach, provided such damage could have been avoided if such notice were given.

DAMAGE CLAUSE

        If the whole or any part of any building or other improvement located upon the demised land shall during the term hereof, be damaged or destroyed by fire or other casualty required to be insured against by Tenant hereunder, Tenant shall, subject to Unavoidable Delays,, promptly remove any resulting debris and repair, restore or rebuild the damaged or destroyed improvements substantially in accordance with the plan or plans pursuant to which such property was constructed and to a condition whereby they will have a value not less than their value just prior to said loss. In the event Tenant, in good faith, is disputing with its insurer the amount of loss payable to Tenant by said insurer, and for that reason the repair and restoration work required hereunder is delayed, Tenant hereby agrees that Tenant shall indemnify Landlord for Landlord's damages occasioned by such delay. Tenant shall not be obligated to perform the undertakings set forth in this paragraph unless and until Landlord has delivered to Tenant or caused to be delivered to Tenant, without cost to Tenant, a complete set of the as-built plans and specifications for the damaged or destroyed improvements.

        Anything herein to the contrary notwithstanding, it is understood and agreed that, if such damage or destruction of the type provided for in the preceding paragraph of this article shall have taken place at a time when the term (or the extended term) of this lease is scheduled to expire within a period of three (3) years thereafter, then, and in such event, Tenant shall have the right and option to terminate the term of this lease, by giving Landlord notice of its election so to do within 90 days after such damage or destruction shall have taken place, and if such notice is given the term of this lease shall terminate as of the last day of the month immediately following the month during which such notice shall have been given. Tenant shall be under no duty to restore or rebuild any building or other improvement located upon the demised land if the term of this lease shall be terminated under the provisions of this article, except that Tenant agrees to restore the building or other improvement to an architectural whole, or in lieu thereof, Tenant may deliver the insurance proceeds to Landlord (or, if

Tenant is self-insured, an amount equal to what such proceeds would presumably have been had insurance been maintained as provided for in this lease).

INSURANCE

        A.    Tenant shall during the term of this lease keep the buildings and all other improvements on the demised land and all additions thereto insured against loss or damage by fire and the perils commonly covered under the extended coverage endorsement to the extent of at least that percentage of the full replacement cost thereof (exclusive of the cost of foundations, excavations and footings below the lowest basement floor, without any deduction being made for depreciation) necessary to keep Tenant from being deemed a coinsurer as to the risks covered. Such insurance shall be carried for the protection of Landlord, Tenant, the holder of any mortgage constituting a lien on the fee interest in the demised premises, or Tenant's leasehold estate therein, and, at either Landlord's or Tenant's election, any one else having an insurable interest therein, all of whom shall be named as insureds under such policy.

        B.    Tenant shall at all times during the term hereof, carry and maintain comprehensive liability insurance against claims for personal injury and property damage in, on or about the demised premises. Such insurance shall name Landlord as an additional insured and shall afford protection to the limit of not less than $2,000,000.00 for any injury or death to any one person and not less than $2,000,000.00 for injury or death in any one accident and to the limit of not less than $1,000,000.00 insuring against claims of any and all damages to property in or about the demised premises.

        C.    Tenant shall furnish to Landlord, promptly upon request being made therefor, a certificate evidencing the carrying of insurance as is required hereunder. All such policies shall provide that the same shall not be cancelled or altered, except upon thirty (30) days prior written notice to each insured thereunder.

        D.    Any insurance coverage required to be carried by Tenant hereunder maybe carried in whole or in part (i) under any plan of self-insurance which Tenant may from time to time have in force and effect so long as Tenant or any assignee of this lease who is liable hereunder shall have a net worth of $30,000,000 or more, or (ii) under a "blanket" policy or policies covering other properties of Tenant and its subsidiaries, controlling or affiliated corporations, or of any assignee of this lease. The scope and extent of the insurance protection afforded Landlord pursuant to this article shall not be diminished as a result of any rights of self-insurance as hereinabove provided.

        E.    Anything in this lease to the contrary notwithstanding, Tenant shall not be liable to Landlord or to any insurance company insuring Landlord for any loss or damage to the demised premises or to any improvement or equipment located within the demised premises which was or was required by the terms of this lease to be covered by insurance, even though such loss or damage may have been occasioned by the negligence of Tenant, its agents or employees.

        F.     Anything in this lease to the contrary notwithstanding, Landlord shall not be liable to Tenant or to any insurance company insuring Tenant for any loss or damage to the demised premises or to any improvement or trade fixtures or equipment located within the demised premises which was, or was required by the terms of this lease to be, covered by insurance, even though such loss or damage may have been occasioned by the negligence of Landlord, its agents or employees. The aforesaid waiver shall be applicable even though Tenant may elect to self-insure its risk as provided in subparagraph D above.

TAXES (IMPOSITIONS)

        As used herein, the term "Impositions" shall mean all real estate taxes, assessments for local improvements, municipal or county water and sewer rates and charges which shall be levied against the demised premises or the buildings and improvements thereon, and which become a lien thereon during the term of this lease, but excluding any franchise, corporate, income, capital levy, capital stock, excess profits, transfer, revenue, estate, inheritance, gift, devaluation or succession tax payable by Landlord or any other tax, assessment, charge or levy upon, or measured in whole or in part by the rent payable hereunder by Tenant.

        If due to a future change in the method of taxation, a tax shall be levied against Landlord in substitution for or in lieu of any real estate tax, then such tax shall be deemed to be included in the term Impositions to the extent and only to the extent that such tax is ascertained to be in lieu of or a substitute for a real estate tax, and provided, however, that the amount of such tax deemed to be included in the term Impositions shall be determined as if the demised premises were the only asset of the Landlord and as if the rent paid hereunder were the only income of the Landlord.

        A.    Tenant shall pay or cause to be paid, before any fine, penalty, interest or cost may be added thereto for the non-payment thereof, all Impositions levied against the demised premises. Landlord shall exercise its best efforts to cause the demised land and the improvements thereon to be assessed separately and apart from any other property.

        B.    If any Imposition, at the option of the tax payer, may be paid in installments or converted to an installment payment basis (irrespective of whether interest shall accrue on unpaid installments), Tenant may elect to pay such Imposition in installments with accrued interest thereon, as the same becomes due and payable during the term of this lease, and Tenant shall not be responsible to pay any installments falling due after the expiration of the term hereof. Landlord shall execute whatever documents may be necessary to convert any Imposition to an installment payment basis if requested to do so by Tenant.

        C.    Any Imposition which is payable by Tenant under Paragraph A shall be prorated between Landlord and Tenant at the commencement and then again at the expiration or earlier termination of the term of this lease if such Imposition relates to a fiscal period of the levying authority which commenced before the commencement of the term of this lease or extends beyond the expiration or earlier termination of the term hereof, so that Tenant shall only pay that portion of such Imposition equal to that proportion which the number of days of such fiscal period falling within the lease term bears to the total number of days of such fiscal period.

        If any Imposition in the nature of an assessment imposed on the demised premises shall be payable in installments over a period of time extending beyond the term of this lease, Tenant shall only be required to pay such installments thereof as shall become due and payable during the term of this lease; provided, however, that if any such Imposition shall be imposed during the last 12 years of the term of this lease and which is or may be payable over a period of less than 12 years and all or a portion of the benefit to be conferred by the public improvement in question shall accrue to Landlord after the expiration of the term of this lease, Tenant and Landlord agree that such Imposition shall be paid by Landlord, but Tenant shall for each lease year thereafter pay to Landlord an amount equal to 1/12th of such Imposition, together with interest at the maximum prevailing rate on the unreimbursed portion thereof, until Landlord shall have been fully reimbursed for said Imposition, or until the term of this lease shall end, whichever shall first occur.

        D.    Tenant shall have the right to contest the amount or validity of any Imposition, in whole or in part, by appropriate administrative and legal proceedings, either in its own name, Landlord's name or jointly with Landlord, without any cost or expenses to Landlord, and Tenant may postpone payment of any such contested Imposition pending the prosecution of such proceedings and any appeals so long as such proceedings shall operate to prevent the collection of such Imposition and the sale of the demised premises to satisfy any lien arising out of the non-payment of same. Landlord shall execute and deliver to Tenant whatever documents that may be necessary, or proper to permit Tenant to so contest any such Imposition or which may be necessary to secure payment of any refund which may result from any such proceedings. Landlord shall cooperate with Tenant to carry out the intent of this paragraph.

        E.    Landlord hereby grants to Tenant sole and exclusive authority to deal with every matter relating to Impositions during the term of this lease. Landlord shall not have the right to process, handle or dispose of any matter which nay in any way relate to Impositions or appear before any Federal, State, County, City or other competent authority with respect thereto without Tenant's prior written approval in each such instance. Landlord agrees to notify Tenant immediately and to refer to Tenant for response all inquiries which may relate to Impositions, including, without limitation, inquiries from all governmental authorities or other agencies with regard to cost of site acquisition or construction costs relating to the demised premises or the improvements to be erected thereon. Notwithstanding the aforesaid, if an Imposition involves an assessment which could affect the taxes covering the demised premises following the end of the term of this lease and if Landlord shall be affected by such an Imposition, then Landlord may join with Tenant in dealing with such Imposition.

        F.     Anything in this lease to the contrary notwithstanding, Tenant shall have no responsibility for any special or other assessments or taxes for any street; utility, sewer or other improvements imposed upon the demised premises, which assessments have been imposed, mandated, assessed or have accrued prior to the commencement date of this lease. Any such assessments or tax for which Tenant is not responsible shall be paid by Landlord when due or if said assessment or tax shall have been paid by Tenant, Landlord shall reimburse Tenant within ten (10) days of presentation of an invoice therefor. Notwithstanding the foregoing if any such assessment or tax (i) is required to be paid in installments, (ii) may be paid in installments, or (iii) may be converted to installments, Landlord may elect to pay such tax or assessment in installments, as the same becomes due and payable; provided, however, Tenant shall not be required to pay any such installments, regardless of whether they may be due and payable during the term or extended term of this lease.

        G.    Within thirty (30) days of the payment of an Imposition, Tenant shall deliver to Landlord, a copy of the tax receipt indicating payment of the Imposition.

UNPERFORMED COVENANTS OF LANDLORD MAY BE PERFORMED BY TENANT

        If Landlord shall fail to perform any of the terms, provisions, covenants or conditions to be performed or complied with by Landlord pursuant to this lease, or if Landlord should fail to make any payment which Landlord agrees to make, and any such failure shall, if it relates to a matter which is not of an emergency nature, remain uncured for a period of 30 days (or such longer time as may be reasonably necessary if a cure cannot be effected within 30 days, provided Landlord is proceeding diligently and promptly to remedy any breach or failure to perform) after Tenant shall have served upon Landlord notice of such failure, or for a period of 48 hours (or such longer time as may be reasonably necessary if a cure cannot be effected within 48 hours, provided Landlord is proceeding diligently and promptly to remedy any breach or failure to perform) after service of such notice if in Tenant's judgment, reasonably exercised, such failure relates to a matter which is of an emergency nature (and the notice so states), then Tenant may at Tenant's option perform any such term, provision, covenant or condition or make any such payment, as Landlord's agent, and in Tenant's sole discretion as to the necessity therefor and the full amount of the cost and expense entailed, or the payment so made, shall immediately be owing by Landlord to Tenant, and Tenant shall have the right-to deduct the amount thereof, together with interest at the maximum legal rate or 12% per annum, whichever is lower, on all amounts due from the date of payment, without liability of forfeiture, from rents then due or thereafter coming due hereunder, and irrespective of who may own or have an interest in the demised premises at the time such deductions are made. Any such deduction shall not constitute a default in the payment of rent unless Tenant shall fail to pay the amount of such deduction to Landlord within 30 days after final adjudication that such amount is owing to Landlord. The option given in this article is for the sole protection of Tenant, and its existence shall not release Landlord from the obligation to perform the terms, provisions, covenants and conditions herein provided to be performed by Landlord or deprive Tenant of any legal rights which it may have by reason of any such default by Landlord.

        In all instances where Tenant shall be permitted to serve notice which is classified herein as an emergency, Tenant shall also hand deliver to Landlord, at its principal office within the continental United States (provided Tenant has received notice of the location of such principal office) a copy of said notice. Such notice shall not be effective until such hand delivery is received by Landlord.

        Any notice given pursuant to this article shall state whether or not Tenant intends to perform any work on behalf of Landlord if Landlord shall fail to remedy any breach or fail to perform an obligation of the Landlord required under this lease.

OLD MATERIALS

        Tenant may convert to Tenant's own use all old materials removed by Tenant when making alterations, changes, improvements and/or additions to the demised premises and in performing any term, provision, covenant or condition which Landlord is obligated to perform under the terms and conditions of this lease and which Landlord fails to perform.

INDEMNIFICATION

        Tenant covenants to indemnify and hold harmless Landlord from and against all claims and all costs, expenses, and liabilities incurred in connection with such claims, including any action or proceeding brought thereon, arising from or as a result of (a) any accident, injury, loss, or damage whatsoever caused to any natural person, or to the property of any person, as shall occur in, about or on the demised premises during the term of this lease or (b) any act or omission whatsoever or negligence of Tenant or of any subtenant, or of the agents, contractors, servants or employees of Tenant or of any such subtenant, excepting, however, in each case, claims, accidents, injuries, loss or damages arising from or as a result of any act or omission whatsoever or negligence of Landlord or its agents, contractors, servants or employees. Landlord covenants to indemnify and hold harmless Tenant from and against all claims and all costs, expenses, and liabilities incurred in connection with such claims, including any action or proceeding brought thereon, arising from or as a result of (a) any accident, injury, loss, or damage whatsoever caused to any natural person, or to the property of any person, as shall occur in or about the demised premises prior to the commencement of the term of this lease or (b) any act or omission whatsoever or negligence of Landlord or the agents, contractors, servants or employees of Landlord; excepting, however, in each case, claims, accidents, injuries, loss, or damages arising from or as a result of any act or omission whatsoever or negligence of Tenant or of any subtenant of Tenant or of the agents, contractors, servants or employees of Tenant or of any such subtenant of Tenant. Each party hereto shall promptly notify the other of any claim asserted against such party with respect to which such party is indemnified against loss by the other party hereunder, and the party giving such notice shall promptly deliver to the other party the original or a true copy of any summons or other process, pleading, or notice issued or served in any suit or other proceeding to assert or enforce any such claim. The party so notified of any claim against which such party has indemnified the other party hereunder against loss shall defend any such suit at its sole cost and expense with attorneys of its own selection, but the party so indemnified shall have the right, it sees fit, to participate in such defense at its own expense.

ALTERATIONS

        Tenant shall have the right and privilege at all times during the continuance of this lease to make, at its own expense, such alterations, changes, improvements and additions to the demised premises as Tenant may desire provided such work will not impair the structural integrity or soundness of any building. Any alterations, changes, improvements and additions made by Tenant shall immediately become the property of Landlord and shall be considered as a part of the demised premises, except any new building or any addition to the existing building constructed by Tenant shall remain the property of the Tenant until the end of the term. Tenant shall have the right to construct at its own cost and expense within the boundaries of any property constituting part of the demised land (i) an extension or addition to any building demised to Tenant hereunder, all as more particularly provided for pursuant to the article of this lease, captioned "FUTURE EXPANSION", or (ii) a separate and detached building (from the one initially constructed by Landlord). Landlord shall after receiving written request from Tenant apply to or join in the application of Tenant to any governmental authority having jurisdiction thereover for such building and other permits and licenses as may be necessary in connection with any work which Tenant is authorized to perform under the provisions of this article, and Landlord agrees upon request by Tenant to execute or join in the execution of any application for such permits and licenses.

SIGNS AND ANTENNAE

        A.    Tenant shall have the right to maintain on any building demised to Tenant hereunder or in which the demised premises are located signs-or other advertising devices, electrical or non-electrical, either parallel to said building or at any angle thereto, at or on either the front, back, or sides thereof, and Tenant shall also have the right to maintain an illuminated pylon or monument sign at flee location (if any) shown therefor on Exhibit B hereto. All such signs and advertising devices shall be furnished by Landlord, at its expense, and Landlord will, at Landlord's expense, install all such signs and advertising devices for the improvements which are to be constructed for Tenant's use under the terms of this lease, including any such pylon sign, monument sign, its concrete base and the electrical service thereto. Prior to installation of any signs, Landlord shall provide Tenant with a sketch plan and sign study for Tenant's prior written approval. Landlord agrees to comply with any applicable laws and ordinances in erecting any such signs which may be installed by Landlord under the provisions of this article. At the end of the term of this lease, the Tenant shall remove all signs and logo from the demised premises and repair any damage caused by such removal.

        B.    Tenant may, if it so elects, install on the roof, or other portions of the demised premises (whether above ground or underground) any aerials, antennae, radar equipment, satellite equipment, telecommunications equipment or other equipment it shall deem necessary, for the transmission or receipt of information or other data.

CONDEMNATION

        A.    If 15% or more of either the ground floor area or total floor area of the building located on the demised premises or 15% or more of any area over which said building may be expanded laterally under the provisions of the article of this lease, captioned "FUTURE EXPANSION", shall be taken in any proceeding by the public authorities by condemnation or otherwise, or be acquired for public or quasi-public purposes (hereinafter referred to as "the Proceeding"), or if said building shall be divided into separate parts by reason of such taking, Tenant shall have the option of terminating the term of this lease by notifying Landlord of its election so to do on or before the date which is six (6) months after Tenant shall have been deprived of possession of the condemned property, and upon such notice being given the term of this lease shall automatically terminate and end.

        B.    In the event that less than 15% of the ground floor area or total floor area of said building shall be taken in any such Proceeding or be acquired for public or quasi-public purposes, or if 15% or more of the ground floor area or total floor of said building shall be so taken or said building shall be divided into separate parts and Tenant elects not to terminate the term of this lease, then Landlord shall restore said building to a complete office building as similar as is reasonably possible in design, character and quality to the building which existed before such taking. If Landlord shall be obligated to perform restoration work under the provisions of this article, so much of any fixed rent payable by Tenant as is fairly allocable to the space which is to be restored shall abate in accordance with the applicable formula set forth in the Rent Rider until such restoration work shall have been completed. Any restoration work to be performed by Landlord pursuant to the terms of this article shall be completed in accordance with plans and specifications which shall have been approved in writing by Tenant, it being understood that such approval shall not be unreasonably withheld.

        Anything contained in this article to the contrary notwithstanding, it is understood and agreed that Landlord shall not be obligated to spend, for the restoration of the building, a sum in excess of the amount (hereinafter referred to as the "cost limit") of the award to be received from condemning authority by reason of such taking. If the bid or bids received by Landlord indicate that the cost of said building restoration will exceed said cost limit and if Landlord is unwilling to pay the amount of the excess cost, then and in such event Landlord will notify Tenant of the amount of each such bid and the name and address of the contractor submitting the same, and Tenant may, at its option, do any of the following:

          (a)   ask that new bids be submitted, in which case Landlord will procure additional bids for the work;

          (b)   negotiate with any contractor who has submitted a bid for a reduction in the amount of such bid;

          (c)   make such revisions in the plans and specifications for said building as Tenant may deem desirable in an effort to reduce the cost thereof,

          (d)   elect to pay the difference between said cost limit and the amount of the contract or contracts providing for the restoration of said building, in which event Landlord shall enter into such contract or contracts providing for the restoration of said building as shall have been approved in writing by Tenant, and Tenant, upon completion of the restoration of said building and upon being furnished an architect's certificate stating that the work has been satisfactorily completed in accordance with such approved contract or contracts and proper waivers of lien, shall reimburse Landlord for the amount of such difference; or, at Landlord's option, reimbursement shall be made in monthly installments as the costs accrue subject to the provisions hereof; or

          (e)   elect not to have said building restored, in which event, the term of this lease shall terminate and end as of the date 120 days after Tenant shall have notified Landlord of its election hereunder.

        C.    If a portion or portions of the demised land shall be taken in any Proceeding by the public authorities by condemnation or otherwise, or be acquired for public or quasi-public purposes so as to reduce by 25% or more Tenant's parking spaces for passenger automobiles within 600 feet of the building, Tenant shall have the option of terminating the term of this lease by giving Landlord notice of its election so to do on or before the date which is six (6) months after such area shall have become unavailable for the use by Tenant, and upon such notice being given the term of this lease shall automatically terminate and end 30 days after the giving of such notice; provided, however, that such right on the part of Tenant to terminate this lease by reason of the taking of the aforesaid parking area for automobiles shall be nullified if Landlord shall (i) on or before the 30th day after the giving of such notice advise Tenant in writing of Landlord's intention to forthwith provide and furnish for parking a substitute parking area of comparable quality and equal in size to the area taken and contiguous to the remaining parking area; and (ii) within six (6) months after so advising Tenant, actually provide such substitute parking area and enter into a written agreement modifying and amending this lease so as to provide for the inclusion of said substitute parking area as part of the parking area within the demised premises, all at no cost to Tenant.

        D.    Notwithstanding the provisions of C above, if a portion or portions of the demised land shall be taken in a Proceeding so as to reduce by 35% or more Tenant's parking spaces for passenger automobiles as shown on Exhibit B, Tenant shall have the option of terminating the term of this lease by giving Landlord notice of its election so to do on or before the date which is six (6) months after such area shall have become unavailable for use by Tenant, and upon such notice being given, the term of this lease shall automatically terminate and end 30 days after the giving of such notice.

        E.    In any such Proceeding whereby all or part of the demised premises is taken, whether or not Tenant elects to terminate the term of this lease, each party shall be free to make claim against the condemning authority for the amount of the actual provable damage done to each of them by such Proceeding.

        If the condemning authority shall refuse to permit separate claims to be made, then and in that event Landlord shall prosecute with counsel satisfactory to Tenant the claims of both Landlord and Tenant, and the proceeds of the award shall be used to the extent necessary for the restoration and reconstruction of the remainder of the demised premises in compliance with Landlord's obligations as set forth in this article, and the balance thereof divided between Landlord and Tenant in proportion to their respective losses, including but not limited to the value to Tenant of its leasehold estate granted under this lease.

        Anything herein to the contrary notwithstanding, it is understood and agreed that any temporary taking by public authorities causing a temporary cessation by Tenant of business for a period not in excess of three (3) months shall not constitute a taking of the type that shall permit Tenant thereupon to exercise its right to cancel the balance of the term of this lease.

UNAVOIDABLE DELAYS

        The time within which either party hereto shall be required to perform any act under this lease, other than the payment of money, shall be extended by a period of time equal to the number of days during which performance of such act is delayed unavoidably by strikes, lockouts, acts of God, governmental restrictions, failure or inability to secure materials or labor by reason of priority or similar regulation or order of any governmental or regulatory body, enemy action, civil disturbance, fire, unavoidable casualties or any other cause beyond the reasonable control of either party hereto ("Unavoidable Delays"), excluding, however, the inability or failure of either party to obtain any financing which may be necessary to carry out its obligations. Notwithstanding the foregoing unless the party entitled to such extension shall give notice to the other party hereto of its claim to such extension within thirty (30) days after the event giving rise to such claim shall have occurred, there shall be excluded in computing the number of days by which the time for performance of the act in question shall be extended, the number of days which shall have elapsed between the occurrence of such event and the actual giving of such notice.

FUTURE EXPANSION

        A.    Tenant shall have the right and option at any time and from time to time (and at its expense) during the term of this lease, as the same may be extended as hereinafter provided, to expand the building (or to construct a separate and detached building) up to 25,000 square feet of additional floor area (either at one time—or in stages) by erecting an addition on the demised land containing such number of square feet of floor area as Tenant may elect (but not in excess of 25,000 square feet), and to make such other changes (including changes to the parking areas), alterations, improvements and repairs in and to the original structure and improvements as Tenant may require for the conduct of its business in said addition as an integral part of Tenant's building as operated prior to the construction of said addition or additions. If Tenant elects to exercise such option, it shall, following completion of the addition, supply Landlord with an as-built survey of said addition. Tenant may construct a separate and detached building (up to 25,000 square feet) even though said building is not shown on the Plot Plan.

        B.    Upon completion, said addition and all other changes, alterations, improvements and repairs hereinbefore provided shall become part of the demised premises covered by this lease and shall thereafter be held and enjoyed by Tenant (with no additional rental being due hereunder) upon and subject to all the terms and conditions of this lease, except title to any addition constructed hereunder shall remain in Tenant until the end of the term of this lease. Any such addition constructed by Tenant shall comply with all laws, ordinances, rules, regulations and orders of all duly constituted authorities.

OPTIONS TO EXTEND

        Tenant shall have one (1) option to extend the term of this lease from the date upon which it would otherwise expire upon the same terms and conditions as those herein specified for one (l) additional period of five (5) years, except Tenant shall pay the rent during the option periods as provided for in the Rent Rider.

        If Tenant elects to exercise said option, it shall do so by giving Landlord written notice, of such election at least twelve (12) months before the beginning of the additional period for which the term hereof is to be extended by the exercise of such option. If Tenant gives such notice, the term of this lease shall be automatically extended for the additional period of years covered by the option so exercised without execution of an extension or renewal lease. If Tenant elects not to exercise an option granted to Tenant hereunder, then Tenant may not at a future time exercise its option to extend a successive option as provided herein.

BROKERS

        Landlord covenants that it has not dealt with or negotiated with or through a broker with respect to the leasing of the demised premises. Landlord agrees to indemnify and hold Tenant harmless against the claims for commissions or other compensation of any broker, agent or other party with whom Landlord may have dealt or negotiated with in connection with said demised premises. Notwithstanding the foregoing, Tenant agrees to indemnify and hold harmless Landlord against the claims for commissions or other compensation of any brokers, agent or other party with whom Tenant may have dealt with in connection with said demised premises.

SUBORDINATION

        At Landlord's request, Tenant will subordinate this lease to any first mortgage, and all renewals, modifications, consolidations, replacements and extensions thereof, which may hereafter affect the demised premises or any part thereof, provided that any such mortgage shall be made in connection with a loan from an insurance company, savings bank or trust company or other institutional leader, and provided further that as a condition of such subordination such mortgage shall contain a covenant binding upon the holder thereto to the effect that as long as Tenant shall not be in default under this lease, or, if Tenant its in such default, as long as Tenant's time to cure such default shall not have expired, the term of this lease shall not be terminated or modified in any respect whatsoever nor the rights of Tenant hereunder or its occupancy of the demised premises be affected in any way by reason of such mortgage or any foreclosure action or other proceeding that may be instituted in connection therewith, and that Tenant shall not be named as a defendant in any such foreclosure action or other proceedings.

DEFAULT CLAUSE

        A.    If the rent above referred to or any part thereof shall be unpaid on the date of payment by the terms hereof, and remain so for a period of twenty (20) days after Landlord shall have given to Tenant notice in writing of such default, then and in such case it shall and may be lawful for Landlord, at Landlord's option, by summary proceedings or by any other appropriate legal action or proceedings to terminate the term off this lease and to enter into the demised premises or any part thereof and expel Tenant or any person or persons occupying the demised premises, and so to repossess and enjoy the demised premises as in Landlord's former estate. Should the term of this lease at any time be terminated under the terms and conditions hereof, or in any other way, Tenant hereby covenants and agrees to surrender and deliver up the demised premises peaceably to Landlord immediately upon the termination of the term hereof. Landlord agrees that in no event shall the nonpayment of rent be the basis of a forfeiture of this lease or otherwise result in the eviction of Tenant or the termination of the term of this lease unless said written notice shall have been served on Tenant as hereinbefore provided and Tenant shall have failed to cure such default within said 20-day period after the service of said notice. In the event of a termination of the term of this lease prior to the expiration date thereof pursuant to the provisions of this Paragraph A, Tenant shall not thereby be relieved from liability for damages sustained or to be sustained by Landlord by reason of the breach of this lease by Tenant and Tenant shall pay to Landlord all such damages incurred by Landlord by reason of such breach.

        B.    It is mutually agreed that if Tenant shall be in default in performing any of the terms or provisions of this lease other than the provision requiring the payment of rent and Landlord shall give to Tenant notice in writing of such default, and if Tenant shall fail to cure such default within 30 days after service of such notice, or if the default is of such character as to require more than 30 days to cure and Tenant shall fail to use reasonable diligence in curing such default after service of such notice, then and in any such event Landlord may cure such default for the account of and at the cost and expense of Tenant, and the full amount so expended by Landlord shall immediately be owing by Tenant to Landlord as additional rent hereunder together with interest at the highest rate permitted by applicable law or 12% per annum, whichever is lower, and necessary and incidental costs and expenses in connection with the performance of any such act by Landlord. Landlord agrees that in no event shall such default be the basis of a forfeiture of this lease or otherwise result in the eviction of Tenant or the termination of the term of this lease.

LEASE NOT TO BE RECORDED

        The parties hereto have executed and delivered a memorandum of this lease for recording purposes with the expectation that such memorandum is in recordable form.

TRANSFER OF TITLE

        A.    Landlord shall promptly notify Tenant in writing of any change in the ownership of the demised premises, giving the name and address of the new owner and instructions regarding the payment of rent. In the event of any change in or transfer of title of Landlord in and to the demised premises or any part thereof, whether voluntary or involuntary, or by act of Landlord or by operation of law, Tenant shall be under no obligation to pay rents thereafter accruing until Tenant shall have been notified in writing of such change in title and given satisfactory proof thereof, and the withholding of rents in the meantime shall not be deemed a default upon the part of Tenant.

        B.    If during the term hereof Landlord's interest in this lease shall be acquired by more than one person, firm, corporation, or other entity, whether by conveyance, operation of law or otherwise, Landlord shall by notice to Tenant signed by all of the then lessors hereunder appoint one such lessor to whom rent may be paid by Tenant and upon whom all notices which Tenant may give hereunder may be served. Until such appointment shall be made, Tenant shall be authorized from time to time to select any one of such lessors, and to pay all rent coming due hereunder to, and serve all notices upon the lessor so selected until such time as such appointment shall have been made as aforesaid. The service of any notice upon and the payment of any rent to the appointed or selected lessor as herein provided shall constitute service of notice upon, and payment of rent to Landlord.

        C.    Landlord shall have the right to assign, transfer and convey all or any part of Landlord's interest in this lease or in the demised premises at any time, subject, however, to the terms and conditions hereinafter set forth in this paragraph. Except with regard to obligations of Landlord (i) arising by reason of a breach of the covenants or agreements of Landlord as set forth in this lease which exist at the date of such assignment, transfer or conveyance or (ii) accruing prior to the date of such assignment, transfer or conveyance, Landlord's obligations to Tenant shall cease as of the date such assignment becomes unconditional, or such transfer or conveyance becomes effective, and Tenant shall thereafter look only to each subsequent assignee, transferee or purchaser thereof.

LIMITATION OF LANDLORD'S LIABILITY

        If Landlord shall fail to perform any covenant, term or condition of this lease upon Landlord's part to be performed and as a consequence of such default Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of (i) the proceeds of sale received upon execution of such judgment and levy thereon against the right, title and interest of Landlord in the demised premises, (ii) any net income from such property receivable by Landlord, when and as be accorded Tenant by law or under the terms of this lease by reason of Landlord's failure to perform its obligations thereunder received (i.e. net of all ad valorem taxes and operating expenses [including debt service]), and (iii) the consideration received by Landlord from the sale or other disposition (other than a mortgage) of all or any part of Landlord's right, title and interest in the demised premises (which consideration shall be deemed to include any assets at any time held by Landlord having a value not exceeding that of the proceeds of such sale or other disposition), and Landlord shall not be liable for any deficiency; provided, however, that in the event of Landlord's failure to perform any covenant or obligation of Landlord under the article hereof, captioned "CONDEMNATION", following a taking of all or any part of the demised premises any judgment recovered by Tenant as a consequence thereof may also be satisfied out of the condemnation award, as the case may be, payable to Landlord as a result of such taking. The provisions of this article shall not be deemed to deny to Tenant, or limit its right to obtain injunctive relief of Landlord's covenants under this lease or to avail itself of any other right or remedy, including specific performance (not involving a personal liability of Landlord in excess of the limits of personal liability fixed by this article, or in the case of specific performance, enforcement of the Landlord's obligations to the extent that Landlord shall be required to expend more than the limits of personal liability fixed by this article, less all amounts previously paid to Tenant as liquidated damages pursuant to the terms of this lease) which may be accorded Tenant by law or under the terms of this lease by reason of Landlord's failure to perform its obligations thereunder.

NOTICES

        A.    Whenever any notice, consent, request, or other communication between the parties ("Notice") is required or permitted hereunder, such Notice shall be in writing. All Notices by Landlord to Tenant shall be deemed to have been duly given if sent to Tenant by overnight mail, registered or certified mail in triplicate, one copy to the demised premises, one copy to ADS Alliance Data Systems, Inc., 17655 Waterview Parkway, Dallas, Texas 75252, Attention:                        , and one copy to                        , or to such other addresses as Tenant may later designate in writing.

        B.    Until Tenant receives other instructions from Landlord, all Notices by Tenant to Landlord shall be deemed to have been duly given if sent by registered or certified mail to Landlord at Landlord's address as set forth in the opening paragraph of this lease. Landlord shall promptly notify Tenant in writing of any change in the address of Landlord.

        C.    Any written notice sent by registered or certified mail shall be deemed to have been served as of the date it is mailed in accordance with the foregoing provisions and notices sent by hand delivery or overnight mail shall be deemed received upon delivery. Notwithstanding anything to the contrary herein, Tenant may give Landlord telegraphic notice of the exercise of any option herein granted Tenant or of the need of emergency repairs.

WAIVER OF PERFORMANCE BY EITHER PARTY

        One or more waivers of any covenant, term or condition of this lease by either party shall not be construed as a waiver of a subsequent breach of the same or any other covenant, term or condition; nor shall any delay or omission by either party to seek a remedy for any breach of this lease or to exercise a right accruing to such party by reason of such breach be deemed a waiver by such party of its remedies or rights with respect to such breach. The consent or approval by either party to or of any act by the other party requiring such consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any similar act.

INTERPRETATION OF WORD "LANDLORD"

        If more than one party is designated as Landlord in the article of this lease, captioned "PARTIES", all of the parties so designated shall be deemed to be landlords hereunder and their obligations in such capacity shall be joint and several obligations.

MECHANICS' LIENS

        A.    If any mechanics', materialman's or other similar lien shall at any time be filed against the demised premises on account of any-work, labor or services performed or claimed to have been performed, or on account of any materials furnished or claimed to have been furnished, for or at the direction of Tenant or anyone holding or occupying the demised premises through or under Tenant, Tenant shall, without cost or expense to Landlord, forthwith either cause the same to be (i) discharged of record by payment, bond, order of a court of competent jurisdiction, or otherwise, or (ii) contested, in which event any judgment or other process issued in such contest shall be paid or discharged before execution thereof.

        B.    If any mechanics', materialman's or other similar lien shall at any time be filed against any part of the demised premises for any reason whatsoever on account of any work, labor or services performed or claimed to have been performed, or on account of any materials furnished or claimed to have been furnished, for or at the direction of Landlord or by any of Landlord's agents, contractors or subcontractors, Landlord shall, without cost or expense to Tenant, forthwith either cause the same to be (i) discharged of record by payment, bond, order of a court of competent jurisdiction or otherwise, or (ii) contested, in which event any judgment or other process issued in such contest shall be paid or discharged before execution thereof.

PREVAILING PARTY

        In the event either party is required to commence any action or proceeding against the other in order to enforce the provisions hereof, or in order to obtain damages for the alleged breach of any of the provisions hereof, the prevailing party therein shall be entitled to recover, in addition to any amounts or relief otherwise awarded, all reasonable attorney's fees incurred in connection therewith.

ESTOPPEL CERTIFICATE

        Each of the parties hereto agrees, at any time and from time to time upon not less than 30 days' prior request by the other party, to execute and deliver to the party making such request a written certificate stating (a) whether this lease is in full fore and effect; (b) whether this lease has been modified or amended and if so, identifying and describing, any such modification or amendment; (c) whether rent and other charges have been paid more than 30 days in advance of the date when due and if so the date to which they have been paid in advance; and (d) whether to the best knowledge of the party to whom such request is directed any uncured default exists on the part of the other party hereunder, and, if so, specifying the nature of such default.

CAPTIONS

        Captions throughout this instrument are for convenience and reference only and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this lease.

MISCELLANEOUS

        A.    If any term or provision of this lease shall to any extent be held invalid or unenforceable, the remaining terms and provisions of this lease shall not be affected thereby, but each term and provision of this lease shall be valid and enforced to the fullest extent permitted by law.

        B.    This Lease shall be construed and enforced in accordance with-the laws of the State of Texas.

        C.    Tenant and Landlord acknowledge and agree that neither party has relied upon any statements, representations, agreements or warranties of the other party, except such as are expressed herein.

        D.    No amendment or modification of this lease, or any approvals or permissions of Landlord or Tenant required under this lease, shall be valid or binding unless reduced to writing and executed by the parties hereto in the same manner as the execution of this lease.

        E.    This lease may be executed in multiple counterparts, each of which is to be deemed an original for all purposes, and in making proof of this lease it shall not be necessary to produce more than one (1) counterpart hereof. A facsimile or similar transmission of a counterpart signed by a party hereto will be regarded as signed by such party for purposes hereof.

LEASE BINDING ON HEIRS, ETC.

        All covenants, agreements, provisions and conditions of this lease shall be binding upon and inure to the benefit of the parties hereto and their heirs, devisees, executors, administrators, successors in interest and assigns and grantees of Landlord, and shall be deemed to run with the land. This lease shall not be binding upon Tenant until a fully executed copy hereof shall have been delivered by Tenant to any one of the parties named herein as Landlord or to Landlord's duly authorized agent or representative, or until Tenant shall have notified in writing any one of the parties named herein as Landlord or Landlord's duly authorized agent or representative of Tenant's acceptance thereof.

        IN WITNESS WHEREOF, Landlord and Tenant have caused this indenture to be duly executed and sealed as of the day and year first above written.

LANDLORD:
OTR, an Ohio general partnership, as nominee for the Board of the State Teachers Retirement System of Ohio
By:	/s/ STEPHEN A. MITCHELL Stephen A. Mitchell, general partner
TENANT:
ADS ALLIANCE DATA SYSTEMS, INC., a Delaware corporation
By:	/s/ ALLAN SFIKAS Name: Allan Sfikas Title: VP Sales

RENT RIDER

A.
Effective as of the Commencement Date, Tenant shall pay Landlord the following Fixed Rent for the Demised Premises at the following annual rates for the following periods, payable in equal monthly installments in advance on or before the first day of each calendar month; however, if the Commencement Date occurs on a day other than the first day of the month, Tenant shall pay on the Commencement Date a pro rata share of a full monthly installment of Fixed Rent:

Lease Year	Annual Base Rental	Monthly Base Rental	Dollar Per Square Foot (Approximate)
2/01/02-10/31/02	$663,476.00	$55,288.92	$9.82
11/01/02-10/31/03	606,860.00	50,655.00	9.00
11/01/03-10/31/04	624,744.96	52,062.08	9.25
11/01/04-10/31/05	658,515.00	54,876.25	9.75
11/01/05-10/31/06	692,285.04	57,690.42	10.25
11/01/06-10/31/07	726,054.96	60,504.58	10.75
Extension (if applicable)	769,156.00	64,096.33	11.40
B.
In the event Tenant shall during any year of the term hereof be unable to use any portion of the demised premises by reason of the occurrence of any event referred to in the articles of this lease, captioned "DAMAGE CLAUSE" or "CONDEMNATION", the annual rent payable hereunder shall be reduced by the application of the following formula:

1.
For any floor area within the office building of which Tenant shall be denied the use, the annual rent payable under this lease shall be reduced by a sum computed by multiplying the annual amount payable by Tenant for such unusable floor area pursuant to this Rent Rider (computed on a square foot basis) by a fraction having as its numerator the number of days during such year that Tenant was unable to use such portion of the demised premises and as its denominator the number 365.

Rent Rider — 1

EXHIBIT A

Legal Description

        A 5.500 acre tract of land out of the John Neill Survey No. 303 and the A. G. May Survey No. 84, Bexar County, Texas, and being more particularly described by metes and bounds as follows:

        BEGINNING at the most northerly corner of Lot 25, NCB 16673, VALENCIA SUBDIVISION, Unit 7, for the most easterly corner of this tract, said point being on the west side of El Charro Street;

        THENCE, S 47 Deg. 02' 01" W, along the rear lot line of aforementioned NCB 16673, a distance of 574.60 feet to an iron pin at the most southerly corner of this tract;

        THENCE, N 42 deg. 57' 59" W, on a perpendicular line for 420.00 feet to an iron pin on the southeast line of Nacogdoches road (FM 2252);

        THENCE, N 47 deg. 02' 01" E, along the southeast line of the above said Nacogdoches Road for 537.53 feet to an iron pin at the Point of Curve forming an intersection flare line for El Charro Street;

        THENCE, along a curve to the right an arc distance of 39.27 feet whose elements are I=90, T=25.00, R=25.00 and whose chord bears S 87 deg. 57' 59" E for 35.36 feet to a point on the west line of El Charro Street;

        THENCE the next three (3) calls along the west line of El Charro Street:

  1.
  S 42 deg. 57' 59" E, for 65.00 feet to an iron pin;

  2.
  S 50 deg. 33' 40" E, for 90.80 feet to an iron pin;

  3.
  S 42 deg. 57' 59" E, for 240.00 feet to THE POINT OF BEGINNING, and containing 5.500 acres of land,

which is now known as Lot 26, Block 2, New City Block 16673, VALENCIA Unit 7A, in the City of San Antonio, Bexar County, Texas, according to plat thereof recorded in Volume 9000, Page 235, Deed and Plat Records of Bexar County, Texas.

A-1

EXHIBIT B

SITE PLAN

(Follows this Page)

B-1

EXHIBIT C

TITLE EXCEPTIONS

1.
Standby fees, taxes and assessments by any taxing authority for the year 2002, and subsequent years.

2.
Electrical overhang easement 14 feet in width along Nacogdoches Road R.O.W. property line(s), as shown by the Plat(s) recorded in Volume 9000, Page(s) 235 of the Deed and Plat Records of Bexar County, Texas.

3.
Building setback line 25 feet in width along Nacogdoches Road R.O.W. and El Charro R.O.W. property line(s), as shown on the Plat(s) recorded in Volume 9000, Page(s) 235 of the Deed and Plat Records of Bexar County, Texas.

C-1

FIRST AMENDMENT TO LEASE AGREEMENT

        THIS FIRST AMENDMENT TO LEASE AGREEMENT ("First Amendment") dated 1/8/2002, is between OTR, an Ohio general partnership acting as the duly authorized nominee of the Board of the State Teachers Retirement System Of Ohio ("Landlord") and ADS ALLIANCE DATA SYSTEMS, INC., a Delaware corporation ("Tenant").

DT
SA

RECITALS

        A.    Hines Industrial, Ltd., a Texas limited partnership, Landlord's predecessor in interest, and J. C. Penney Company, Inc., a Delaware corporation, Tenant's predecessor in interest ("J. C. Penney"), entered into a certain Office Lease dated June 9, 1981 (the "Lease") for approximately sixty-seven thousand five hundred forty (67,540) rentable square feet located at 13526 Nacogdoches Road, San Antonio, Texas 78217 (the "demised premises").

        B.    J. C. Penney exercised its first option to extend the Lease, the term of which expires on January 31, 2002.

        C.    Landlord and Tenant now desire to extend the term of the Lease, in lieu of Tenant's exercising its second option to renew (the "Second Option"), and to amend certain provisions of the Lease, all upon the terms and conditions as set forth below.

        NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions contained herein, Landlord and Tenant, intending to be legally bound, agree as follows:

        1.    Exercise of Second Option to Extend.    Landlord and Tenant hereby extend the term of the Lease, commencing on February 1, 2002 and ending on January 31, 2003 (the "Extension Term"). Except as provided in this First Amendment, the Extension Term shall be on the same terms and conditions as set forth in the Lease. As a result of the extension of the Lease term, Tenant waives its Second Option.

        2.    Annual Fixed Rent.    During the Extension Term, Tenant shall pay Landlord an annual fixed rental for the demised premises as follows:

Lease Year	Annual Base Rental	Monthly Base Rental	Dollar Per Square Foot
2/01/02-1/31/03	$810,480.00	$67,540.00	$12.00

        3.    New Roof.    On or before August 31, 2002, Tenant, at its sole cost and expense, shall install, or caused to be installed, a new roof on the demised premises in a good and workmanlike and lien-free manner complying will all applicable laws.

DT
SA

        4.    Landlord's Marketing the Property.    Landlord may place a sign on the demised premises for sale and/or lease on the earliest of the following: (a) announcement of closing the operation to tenant's employees; (b) the closing of the operation appears in a newspaper or local business publication; or (c) May 1, 2002. Landlord may begin, immediately, marketing the demised premises for sale (without a sign). Landlord shall use reasonable efforts to maintain sale efforts on a confidential basis prior to announcement of the closing to tenant's employees. Landlord shall have access to the demised premises for marketing the demised premises upon twenty-four (24) hour prior oral notice.

        5.    Successors and Assigns.    Except as modified herein, the terms, covenants and conditions of the Lease are ratified and confirmed and the parties, their successors and assigns, shall be bound by, and shall have the benefits of, all the terms, covenants and conditions of the Lease.

[NOTARY PUBLIC SEAL]
STATE OF OHIO	)
)SS
COUNTY OF FRANKLIN	)

        BE IT REMEMBERED, that on this 7th day of January, 2002, before me, the subscriber, a Notary Public, personally appeared the above named OTR, an Ohio general partnership by Stephen A. Mitchell, a general partner, known to me and known to me to be the person who signed the foregoing instrument in such capacity, who acknowledged to me that he signed said instrument in such capacity, duly authorized by the partnership so to do, and that the signing of the same was his free act and deed, as a general partner, for and on behalf of OTR, for the uses and purposes therein set forth.

DT
SA

        IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed the official seal of my office at Columbus, Ohio on the day and year last above written.

/s/ Dorene M. Browning Notary Public My Commission Expires: 11-8-2004
STATE OF TEXAS	)
)SS
COUNTY OF COLLIN	)

        BE IT REMEMBERED, that on this 2nd day of January, 2001, before me, the subscriber, a Notary Public, personally appeared the above-named [ILLEGIBLE] of Alliance Data Systems Inc., a Delaware corporation, known to me and known to me to be the person who signed the foregoing instrument in such capacity, who acknowledged to me that he signed said instrument in such capacity, duly authorized by Alliance Data Systems Corp. so to do, and that the signing of the same was his free act and deed, as [ILLEGIBLE], for and on behalf of Alliance Data Systems Corp. for the uses and purposes therein set forth.

        IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed the official seal of my office at Dallas, Texas on the day and year last above written.

[NOTARY PUBLIC SEAL]
/s/ Teresa C. Johnson Notary Public My Commission Expires: 12/9/03

This Instrument Prepared By:
Thomas S. Counts, Esq.
275 E. Broad Street
Columbus, Ohio 43215

2

SECOND AMENDMENT TO LEASE AGREEMENT

        THIS SECOND AMENDMENT TO LEASE AGREEMENT ("Second Amendment") dated 5/7, 2002, is between OTR, an Ohio general partnership acting as the duly authorized nominee of the Board of the State Teachers Retirement System Of Ohio ("Landlord") and ADS ALLIANCE DATA SYSTEMS, INC., a Delaware corporation ("Tenant").

[ILLEGIBLE]
SA

RECITALS

        A.    Hines Industrial, Ltd., a Texas limited partnership, Landlord's predecessor in interest, and J. C. Penney Company, Inc., a Delaware corporation, Tenant's predecessor in interest ("J. C. Penney"), entered into a certain Office Lease dated June 9, 1981 (the "Lease") for approximately sixty-seven thousand five hundred forty (67,540) rentable square feet located at 13526 Nacogdoches Road, San Antonio, Texas 78217 (the "demised premises").

        B.    J. C. Penney exercised its first option to extend the Lease, the term of which expires on January 31, 2002.

        C.    On January 8, 2002, Landlord and Tenant entered into a certain First Amendment to Lease Agreement (the "First Amendment"), extending the term of the lease from February 1, 2002 to January 31, 2003.

        D.    Landlord and Tenant now desire to extend the term of the Lease for one (1) additional year, and to amend certain provisions of the Lease, all upon the terms and conditions as set forth below.

        NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions contained herein, Landlord and Tenant, intending to be legally bound, agree as follows:

        1.    Extension of Lease.    Landlord and Tenant hereby extend the term of the Lease, commencing on February 1, 2003 and ending on January 31, 2004 (the "Extension Term"). Except as provided in this Second Amendment, the Extension Term shall be on the same terms and conditions as set forth in the Lease, as amended by the First Amendment.

        2.    Annual Fixed Rent.    During the Extension Term, Tenant shall pay Landlord an annual fixed rental for the demised premises as follows:

Lease Year	Annual Base Rental	Monthly Base Rental	Dollar Per Square Foot
2/01/03 - 1/31/04	$1,020,000.00	$85,000.00	$15.10

Upon Tenant's execution of this Second Amendment, Tenant shall pay to Landlord a one-time cash payment of Twenty-five Thousand Dollars ($25,000.00).

        3.    Landlord's Marketing the Property.    Landlord may place a "For Lease" sign on the demised premises on or after August 1, 2003.

        4.    Successors and Assigns.    Except as modified herein, the terms, covenants and conditions of the Lease are ratified and confirmed and the parties, their successors and assigns, shall be bound by, and shall have the benefits of, all the terms, covenants and conditions of the Lease.

        5.    Second Amendment to Control.    If any terms, covenants and conditions of this Second Amendment conflict with the terms, covenants and conditions of the Lease, as amended by the First Amendment, the terms, covenants and conditions of this Second Amendment shall control. All other terms, covenants and conditions of the Lease, as amended by the First Amendment, that are not inconsistent with the this Second Amendment shall be applicable to the Expansion Space.

        6.    Capitalized Terms.    Capitalized terms not defined in this Second Amendment have the meanings given to them in the Lease, as amended by the First Amendment. The term "Lease" shall mean the Lease as modified by the First Amendment and this Second Amendment.

        7.    No Broker.    Landlord and Tenant represent and warrant each to the other that each has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction. Tenant shall indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction. The provisions of this Paragraph 7 shall survive the termination of this Lease.

        IN WITNESS WHEREOF, the parties to this Second Amendment have executed the same on the day and year written above.

LANDLORD:
OTR, an Ohio general partnership, acting as the duly authorized nominee of THE BOARD OF THE STATE TEACHERS RETIREMENT SYSTEM OF OHIO
By:	/s/ STEPHEN A. MITCHELL Name: Stephen A. Mitchell Title: a General Partner
TENANT:
ADS ALLIANCE DATA SYSTEMS INC., a Delaware corporation
By:	/s/ DWAYNE H. TUCKER Name: Dwayne H. Tucker Title: EVP & CAO

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STATE OF OHIO	)
) SS
COUNTY OF FRANKLIN	)

        BE IT REMEMBERED, that on this 7th day of May, 2002, before me, the subscriber, a Notary Public, personally appeared the above named OTR, an Ohio general partnership by Stephen A. Mitchell, a general partner, known to me and known to me to be the person who signed the foregoing instrument in such capacity, who acknowledged to me that he signed said instrument in such capacity, duly authorized by the partnership so to do, and that the signing of the same was his free act and deed, as a general partner, for and on behalf of OTR, for the uses and purposes therein set forth.

        IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed the official seal of my office at Columbus, Ohio on the day and year last above written.

/s/ CYNTHIA K. MANNING Notary Public My Commission Expires: 11/20/06
[SEAL]
STATE OF TEXAS	)
) SS
COUNTY OF COLLIN	)

        BE IT REMEMBERED, that on this 29th day of April, 2002, before me, the subscriber, a Notary Public, personally appeared the above-named Dwayne H. Tucker of ADS Alliance Data Systems, Inc., a Delaware corporation, known to me and known to me to be the person who signed the foregoing instrument in such capacity, who acknowledged to me that he signed said instrument in such capacity, duly authorized by ADS Alliance Data Systems, Inc. so to do, and that the signing of the same was his free act and deed, as EVP & CAO, for and on behalf of ADS Alliance Data Systems, Inc. for the uses and purposes therein set forth.

        IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed the official seal of my office at Dallas, Texas on the day and year last above written.

/s/ TERESA C. JOHNSON Notary Public My Commission Expires: 12/7/03

This Instrument Prepared By:
Thomas S. Counts, Esq.
275 E. Broad Street
Columbus, Ohio 43215

[SEAL]

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THIRD AMENDMENT TO LEASE AGREEMENT

        THIS THIRD AMENDMENT TO LEASE AGREEMENT ("Third Amendment") dated 10, 2, 2002, is between OTR, an Ohio general partnership acting as the duly authorized nominee of the Board of the State Teachers Retirement System Of Ohio ("Landlord") and ADS ALLIANCE DATA SYSTEMS INC., a Delaware corporation ("Tenant").

RECITALS

        A.    Hines Industrial, Ltd., a Texas limited partnership, Landlord's predecessor in interest, and J. C. Penney Company, Inc., a Delaware corporation, Tenant's predecessor in interest ("J. C. Penney"), entered into a certain Office Lease dated June 9, 1981 (the "Original Lease") for approximately sixty-seven thousand five hundred forty (67,540) rentable square feet located at 13526 Nacogdoches Road, San Antonio, Texas 78217 (the "demised premises").

        B.    J. C. Penney exercised its first option to extend the Lease, the term of which expires on January 31, 2002.

        C.    On January 8, 2002, Landlord and Tenant entered into a certain First Amendment to Lease Agreement (the "First Amendment"), extending the term of the lease from February l, 2002 to January 31, 2003.

        D.    On May 7, 2002, Landlord and Tenant entered into a certain Second Amendment to Lease Agreement (the "Second Amendment"), extending the term of the lease for one additional year, from February 1, 2003 to January 31, 2004 (the Original Lease, as amended by the First Amendment and the Second Amendment, is referred to in this Third Amendment as the "Lease").

        E.    Landlord and Tenant now desire amend the Lease, all upon the terms and conditions as set forth below.

        NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions contained herein, Landlord and Tenant, intending to be legally bound, agree as follows:

        1.    Extension of Lease.    Landlord and Tenant hereby extend the term of the Lease, commencing on February 1, 2004 and ending on October 31, 2007, on the same terms and conditions as set forth in the Lease, except as provided in this Third Amendment.

        2.    Annual Fixed Rent.    Effective November 1, 2002, Tenant shall pay Landlord an annual fixed rental for the demised premises as follows:

Lease Year	Annual Base Rental	Monthly Base Rental	Dollar Per Square Foot
11/01/02 - 10/31/03	$606,860.00	$50,655.00	$9.00
11/01/03 - 10/31/04	$624,744.96	$52,062.08	$9.25
11/01/04 - 10/31/05	$658,515.00	$54,876.25	$9.72
11/01/05 - 10/31/06	$692,285.04	$57,690.42	$10.25
11/01/06 - 10/31/07	$726,054.96	$60,504.58	$10.75

        3.    Successors and Assigns.    The parties, their successors and assigns, shall be bound by, and shall have the benefits of, all the terms, covenants and conditions of the Lease, as amended by this Third Amendment.

        4.    Third Amendment to Control.    If any terms, covenants and conditions of this Third Amendment conflict with the terms, covenants and conditions of the Lease, the terms, covenants and conditions of this Third Amendment shall control. All other terms, covenants and conditions of the Lease that are not inconsistent with this Third Amendment are ratified and confirmed.

        5.    Capitalized Terms.    Capitalized terms not defined in this Third Amendment have the meanings given to them in the Lease. Effective upon the execution of this Third Amendment, the term "Lease" shall mean the Lease as modified by this Third Amendment.

        6.    No Broker.    Landlord and Tenant represent and warrant each to the other that each has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction. Tenant shall indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction. The provisions of this Paragraph 6 shall survive the termination of the Lease.

ADS DT
SA    OTR    WOK

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        IN WITNESS WHEREOF, the parties to this Third Amendment have executed the same on the day and year written above.

LANDLORD:
OTR, an Ohio general partnership, acting as the duly authorized nominee of THE BOARD OF THE STATE TEACHERS RETIREMENT SYSTEM OF OHIO
By:	/s/ STEPHEN A. MITCHELL
	Name:	Stephen A. Mitchell
	Title:	a General Partner
TENANT:
ADS ALLIANCE DATA SYSTEMS INC., a Delaware corporation
By:	/s/ DWANE H TUCKER
	Name:	Dwayne H Tucker
	Title:	EVP & CAO

3

STATE OF OHIO	)
) SS
COUNTY OF FRANKLIN	)

        BE IT REMEMBERED, that on this day 4 of Oct., 2002, before me, the subscriber, a Notary Public, personally appeared the above-named OTR, an Ohio general partnership by Stephen A. Mitchell, a general partner, known to me and known to me to be the person who signed the foregoing instrument in such capacity, who acknowledged to me that he signed said instrument in such capacity, duly authorized by the partnership so to do, and that the signing of the same was his free act and deed, as a general partner, for and on behalf of OTR, for the uses and purposes therein set forth.

        IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed the official seal of my office at Columbus, Ohio on the day and year last above written.

[SEAL]	OFFICIAL SEAL CYNTHIA K. MANNING NOTARY PUBLIC, STATE OF OHIO CITY OF NEWARK COUNTY LICKING My Commission Expires 11-20-06	Notary Public My Commission Expires:	/s/ CYNTHIA K. MANNING
STATE OF TEXAS	)
) SS
COUNTY OF COLLIN	)

        BE IT REMEMBERED, that on this 27th day of Sept., 2002, before me, the subscriber, a Notary Public, personally appeared the above-named Dwayne H. Tucker, CAO & EVP of ADS Alliance Data Systems Inc., a Delaware corporation, known to me and known to me to be the person who signed the foregoing instrument in such capacity, who acknowledged to me that he signed said instrument in such capacity, duly authorized by ADS Alliance Data Systems Inc. so to do, and that the signing of the same was his free act and deed, as CAO & EVP, for and on behalf of ADS Alliance Data Systems Inc. for the uses and purposes therein set forth.

        IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed the official seal of my office at Dallas, Texas on the day and year last above written.

	Notary Public My Commission Expires	/s/ TERESA C JOHNSON 12/9/03
This Instrument Prepared By: Thomas S. Counts, Esq. 275 E. Broad Street Columbus, Ohio 43215	[SEAL]

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  Exhibit 10.2
OFFICE LEASE